EXHIBIT 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our reports dated May 15, 1998 included in Advance Paradigm, Inc.'s Form 10-K for the year ended March 31, 1998 and to all references to our Firm included in this registration statement.


                              ARTHUR ANDERSEN LLP

Dallas, Texas
March 31, 1998